                                                                   EXHIBIT 10.16


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                         SOFTWARE DISTRIBUTION AGREEMENT


                                     BETWEEN


                       TECH DATA PRODUCT MANAGEMENT, INC.


                                       AND


                              DRAGON SYSTEMS, INC.

                         SOFTWARE DISTRIBUTION AGREEMENT

         THIS AGREEMENT, DATED AS OF THIS 16TH DAY OF JUNE, 1997, IS BETWEEN TECH DATA PRODUCT MANAGEMENT, INC., A FLORIDA CORPORATION ("'TECH DATA"), WITH ITS PRINCIPAL CORPORATE ADDRESS AT 5350 TECH DATA DRIVE, CLEARWATER, FLORIDA 34620 AND DRAGON SYSTEMS, INC., A DELAWARE CORPORATION ("DRAGON SYSTEMS" OR "VENDOR"), WITH ITS PRINCIPAL CORPORATE ADDRESS AT: 320 NEVADA STREET, NEWTON, MA 02160 USA.

                                    RECITALS

         A. Tech Data desires to purchase certain Products from Dragon Systems from time to time and Dragon Systems desires to sell certain Products to Tech Data in accordance with the terms and conditions set forth in this Agreement.

         B. Dragon Systems desires to appoint Tech Data as its non-exclusive distributor to market Products within the Territory (as hereinafter defined) and Tech Data accepts such appointment on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the Recitals, the mutual covenants contained in this Agreement and other good and valuable consideration, Tech Data and Dragon Systems hereby agree as follows:

                                   ARTICLE I.
                 DEFINITIONS, APPOINTMENT AND TERM OF AGREEMENT

1.1      Definitions.  The following definitions shall apply to this Agreement.

         (a) "Customers" of Tech Data shall include dealers, resellers, value added resellers, direct resellers and other entities that acquire the Products from Tech Data.

         (b) "DOA" shall mean Product, or any portion thereof, which fails to operate properly on initial installation, boot, or use, as applicable.

         (c) "Documentation" shall mean user manuals, training materials, Product descriptions and specifications, brochures, technical manuals, license agreements, supporting materials and other printed information relating to the Products, whether distributed in print, electronic, or video format.

         (d) "Effective Date" shall mean the date on which this Agreement is signed and dated by a duly authorized representative of Tech Data.


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         (e)      "End Users" shall mean the final purchasers or licensees who have acquired Products for their own use and not for resale, remarketing or redistribution.

         (f) "Non-Saleable Products" shall mean any Product that has been returned to Tech Data by its Customers that has had the outside shrink wrapping or other packaging seal broken; any components of the original package are missing, damaged or modified; or is otherwise not fit for resale.

         (g) "Products" shall mean, individually or collectively, the software licenses, electronic products, the sealed software packages comprised of the computer programs encoded on media together with manuals, materials and other contents of the packages associated therewith, if any, as more fully described in Schedule 1.1g attached hereto.

         (h) "Return Credit" shall mean a credit to Tech Data in an amount equal to the price paid by Tech Data for Products less any price protection credits but not including any early payment, prepayment or other discounts.

         (i) "Services" means any warranty, maintenance, advertising, marketing or technical support and any other services performed or to be performed by Dragon Systems.

         (j)      "Territory" shall mean the United States of America.

1.2 Term of Agreement. The term of this Agreement shall commence on the Effective Date and, unless terminated by either party as set forth in this Agreement, shall remain in full force and effect for a term of one
         (1) year, and will be automatically renewed for successive one (1) year terms unless prior written notification of termination or non-renewal is delivered by one of the parties in accordance with the notice provision of this Agreement.

1.3 Appointment as Distributor. Dragon Systems hereby grants to Tech Data the non-exclusive right and license to distribute Products during the term of this Agreement within the Territory, together with any updates or enhancements to the Products and any new releases related to the Products. This license includes the right to order, possess and distribute the Products to Customers and to provide the Products to Customers for use on demonstration units. Dragon Systems and Tech Data acknowledge and agree that the license to use the Product is solely between Dragon Systems and the End Territory User and is governed by the terms of the Vendor's standard use license enclosed with the Product, and Tech Data shall have no right hereunder to use, copy, modify, reverse engineer, reverse compile or reverse assemble any Product except as expressly permitted by applicable law or this Agreement. This Agreement does not grant Dragon

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.

         Systems or Tech Data an exclusive right to purchase or sell Products and shall not prevent either party from developing or acquiring other vendors or customers or competing Products. Tech Data will use commercially reasonable efforts to promote distribution of the Products. Dragon Systems agrees that Tech Data may obtain Products in accordance with this Agreement for the benefit of its parent, affiliates and subsidiaries of Tech Data, provided that Tech Data remains responsible for all actions and liabilities of such entities.

                           ARTICLE II. PURCHASE ORDERS

2.1      Issuance and Acceptance of Purchase Order.

         (a) This Agreement shall not obligate Tech Data to purchase any Products or Services except as specifically set forth in a written purchase order.

         (b) Tech Data may issue to Dragon Systems one or more purchase orders identifying the Products Tech Data desires to purchase from Dragon Systems. The terms and conditions of this Agreement shall govern all purchase orders, except that purchase orders may include other terms and conditions which are consistent with the terms and conditions of this Agreement, or which are mutually agreed to in writing by Tech Data and Dragon Systems. Purchase orders will be placed by Tech Data by fax or electronically transferred in a manner acceptable to Dragon Systems.

         (c) All purchase orders are subject to acceptance by Dragon Systems. A purchase order shall be deemed accepted by Dragon Systems unless Dragon Systems notifies Tech Data in writing within [**] days of the date of the purchase order that Dragon Systems does not accept the purchase order.

2.2 Purchase Order Alterations or Cancellations. Up to [**] days prior to the shipment date of the Products, Dragon Systems shall accept alterations or cancellation to a purchase order in order to: (i) change a location for delivery, (ii) modify the quantity or type of Products to be delivered or (iii) correct typographical or clerical errors.

2.3 Evaluation or Demonstration Purchase Orders. Dragon Systems shall provide to Tech Data a reasonable number of demonstration or evaluation Products at no charge.

2.4 Product Shortages. If for any reason Dragon Systems's production is not on schedule, Dragon Systems may allocate available inventory to Tech Data and

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         make shipments based upon a fair and reasonable percentage allocation among Dragon Systems's customers. Such allocations shall not impact the calculation of performance rebates.

                            ARTICLE III. DELIVERY AND
                             ACCEPTANCE OF PRODUCTS

3.1 Acceptance of Products. Tech Data shall, after a reasonable time to inspect each shipment, accept Product (the "Acceptance Date") if the Products and all necessary documentation delivered to Tech Data are in accordance with the purchase order. Any Products not ordered or not otherwise in accordance with the purchase order (e.g. misshipments, overshipments) may be returned to Dragon Systems at Dragon Systems's expense (including without limitation reasonable costs of shipment or storage). Dragon Systems shall refund to Tech Data within ten (10) business days following notice thereof, all monies paid in respect to such rejected Products. Tech Data shall not be required to accept partial shipment unless Tech Data agrees prior to shipment.

3.2 Title and Risk of Loss. FOB Dragon Systems warehouse. Title and risk of loss or damage to Products shall pass to Tech Data at the time the Products are delivered to Tech Data's warehouse. Dragon Systems and Tech Data warehouse agree that no title or ownership of the proprietary rights to any software code is transferred by virtue of this Agreement notwithstanding the use of terms such as "purchase", "sale" or the like within this Agreement. Dragon Systems retains all ownership rights and title to any software code within the Products.

3.3 Transportation of Products. Dragon Systems shall deliver the Products clearly marked on the Product package with serial number, product description and machine readable bar code (employing UPC or other industry standard bar code) to Tech Data at the location shown. Dragon Systems shall use reasonable efforts to deliver Products by the delivery date set forth in the applicable purchase order or as otherwise agreed upon by the parties. Charges for transportation of the Products shall be paid by Dragon Systems. Dragon Systems shall use reputable common carriers to ship Products. If Tech Data has reasonable objections to the carrier used by Dragon Systems, Dragon Systems shall consider in good faith an alternate carrier.

                               ARTICLE IV. RETURNS

4.1 Inventory Adjustment. Dragon Systems agrees to accept return of overstocked Products as determined by Tech Data, in Tech Data s reasonable discretion. Shipments of Product being returned shall be new, unused and in sealed cartons. Vendor shall credit Tech Data's account in the amount of the Return Credit. Tech Data shall pay for freight charges under this section.

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.

4.2 Defective Products/Dead on Arrival (DOA) . Tech Data shall have the right to return to Dragon Systems for Return Credit any DOA Product that is returned to Tech Data within ninety (90) days after the initial delivery date to the End User and any Product that fails to perform in accordance with Dragon Systems's Product warranty. Dragon Systems shall bear all costs of shipping and risk of loss of DOA and in-warranty Products to Dragon Systems's location and back to Tech Data or Tech Data's Customer.

4.3 Obsolete or Outdated Product. Tech Data shall have the right to return for Return Credit, [**], all Products that become obsolete or Dragon Systems discontinues, updates, revises or are removed from Dragon Systems's current price list; provided Tech Data returns such Products within [**] after Tech Data receives written notice from Dragon Systems that such Products are obsolete, superseded by a newer version, discontinued or are removed from Dragon Systems's price list. Dragon Systems shall bear all costs of shipping and risk of loss of Obsolete or Outdated Products to Dragon Systems's location.

4.4 Non-Saleable. Tech Data shall have the right to return to Dragon Systems for Return Credit Non-Saleable Products. Tech Data shall bear all costs of shipping and risk of loss of Non-Saleable Product to Dragon System's location.

4.5 Condition Precedent to Returns. As a condition precedent to returning Products, Tech Data shall request and Dragon Systems shall issue a Return Material Authorization Number (RMA) in accordance with and subject to Section 8.9 of this Agreement.


                          ARTICLE V. PAYMENT TO VENDOR

5.1 Charges, Prices and Fees for Products. Charges, prices, quantities and discounts, if any, for Products shall be determined as set forth in
         Schedule 1.1.g, or as otherwise mutually agreed upon by the parties in writing, and may be confirmed at the time of order. In no event shall charges exceed Dragon Systems's then current list prices. Tech Data shall not be bound by any of Dragon Systems's suggested prices.

5.2 Payment. Except as otherwise set forth in this Agreement, any undisputed sum due to Dragon Systems pursuant to this Agreement shall be payable as follows:[**], net sixty (60) days after the invoice receipt. Dragon Systems shall invoice Tech Data no earlier than the applicable shipping date for the Products covered by such invoice. Products which are shipped from outside the United

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.

         States, shall not be invoiced to Tech Data prior to the Products being placed on a common carrier within the United States for final delivery to Tech Data. The due date for payment shall be extended during any time the parties have a bona fide dispute concerning such payment. Notwithstanding anything herein to the contrary, for the initial order only, payment shall be made by Tech Data upon resale of the Products and expiration of the Customer return period and Tech Data may return any of the Products delivered under the initial order for Return Credit.

         Notwithstanding anything contained in the Agreement or in any other agreements between Tech Data and Dragon Systems, including Dragon Systems's invoices, Tech Data has the right to delay payment for any Products ordered or received by Tech Data until Tech Data's sale of the Products.

5.3 Invoices. A "correct" invoice shall contain (i) Dragon Systems's name and invoice date, (ii) a reference to the purchase order or other authorizing document, (iii) separate descriptions, unit prices and quantities of the Products actually delivered, (iv) credits (if applicable), (v) shipping charges (if applicable) (vi) name (where applicable), title, phone number and complete mailing address as to where payment is to be sent, and (vii) other substantiating documentation or information as may reasonably be required by Tech Data from time to time. Notwithstanding any pre-printed terms or conditions on Dragon Systems's invoices, the terms and conditions of this Agreement shall apply to and govern all invoices issued by Dragon Systems hereunder, except that invoices may include other terms and conditions which are consistent with the terms and conditions of this Agreement, or which are mutually agreed to in writing by Tech Data and Dragon Systems.

5.4 Taxes. Tech Data shall be responsible for franchise taxes, sales or use taxes or shall provide Dragon Systems with an appropriate exemption certificate. Dragon Systems shall be responsible for all other taxes, assessments, permits and fees, however designated which are levied upon this Agreement or the Products, except for taxes based upon Tech Data's income. No taxes of any type shall be added to invoices without the prior written approval of Tech Data.

5.5 [**] Pricing and Terms. Dragon Systems represents that the prices charged and the terms offered to Tech Data are and will be [**]. If Dragon Systems [**], Tech Data shall also be entitled to participate and receive notice of the same no later than other like distributors, aggregators, or resellers.


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
          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

5.6      Price Adjustments.

         (a) Price Increases. Dragon Systems shall have the right to increase prices from time to time, upon written notice to Tech Data [**]. All orders placed prior to the effective date of the increase, for shipment [**] after the effective date, shall be invoiced by Dragon Systems [**].

         (b) Price Decreases. Dragon Systems shall have the right to decrease prices from time to time, upon written notice to Tech Data . Dragon Systems shall grant to Tech Data, its parent, affiliates and subsidiaries and Tech Data's Customers a price credit for the full amount of any Dragon Systems price decrease on all Products on order, in transit and in their inventory on the effective date of such price decrease. Tech Data and its Customers shall, after receiving written notice of the effective date of the price decrease, provide a list of all Products for which they claim a credit. Dragon Systems shall have the right to a reasonable audit at Dragon Systems's expense unless the credits claimed by Tech Data are more than [**] percent [**] higher than disclosed by the audit in which case Tech Data will bear the cost of the audit.

5.7      Advertising.

         (a) Cooperative Advertising. Dragon Systems offers a [**] co-op program and may offer at its sole option additional advertising credits, or other promotional programs or incentives to Tech Data as it offers to its other distributors or customers. Tech Data shall have the right, at Tech Data's option, to participate in such programs. Attached as
         Schedule 5.7 is a copy of Dragon Systems's co-op policy. All monies spent require Dragon Systems prior approval.

         (b) Advertising Support. Dragon Systems shall provide [**] to Tech Data and the Customers of Tech Data, marketing support, and advertising materials in connection with the resale of Products as are currently offered or that may be offered by Dragon Systems. Tech Data reserves the right to charge Dragon Systems for advertising, marketing and training services which are preapproved by the vendor.

         (c) Launch Funds. Prior to receipt of the initial purchase order, Dragon Systems shall pay Tech Data for all launch funds expenditures to which Dragon Systems and Tech Data have agreed.



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                             ARTICLE VI. WARRANTIES,
                   INDEMNITIES AND OTHER OBLIGATIONS OF VENDOR

6.1 Warranty. Dragon Systems hereby represents and warrants that Dragon Systems has all right, title, ownership interest and marketing rights necessary to provide the Products to Tech Data. Dragon Systems further represents and warrants that it has not entered into any agreements or commitments which are inconsistent with or in conflict with the rights granted to Tech Data in this Agreement; the Products are new and when provided to Tech Data shall be free and clear of all liens and encumbrances; Tech Data and its Customers and End Users shall be entitled to use the Products without disturbance; the Products have been listed with Underwriters' Laboratories or other nationally recognized testing laboratory whenever such listing is required; if applicable, the Products meet all FCC requirements; the Products do and will conform to all codes, laws or regulations; and the Products conform in all respects to the Product warranties. Dragon Systems agrees that Tech Data shall be entitled to pass through to Customers of Tech Data and End Users of the Products all Product warranties granted by Dragon Systems. Tech Data shall have no authority to alter or extend any of the warranties of Dragon Systems expressly contained or referred to in this Agreement without prior approval of Dragon Systems. Dragon Systems has made express warranties in this Agreement and in Documentation, promotional and advertising materials. EXCEPT AS SET FORTH HEREIN OR IN THE END USER WARRANTIES ENCLOSED IN THE PRODUCT PACKAGING, DRAGON SYSTEMS DISCLAIMS ALL WARRANTIES WITH REGARD TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS SECTION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

6.2 Proprietary Rights Indemnification. Dragon Systems hereby represents and warrants that the Products and the sale and use of the Products do not infringe upon any copyright, patent, trademark, trade secret or other proprietary or intellectual property right of any third party in the Territory, and that there are no suits or proceedings, pending or threatened alleging any such infringement, except as specified in
         Schedule 6.2. Dragon Systems shall indemnify and hold Tech Data, Tech Data's parent, affiliates and subsidiaries and their respective, officers, directors, employees and agents harmless from and against any and all actions, claims, losses, damages, liabilities, awards, costs and expenses, which they or any of them incur or become obligated to pay resulting from or arising out of any breach or claimed breach of the foregoing warranty. Tech Data shall inform Dragon Systems of any such suit or proceeding filed against Tech Data and shall have the right, but not the obligation, to participate in the defense of any such suit or proceeding at Tech Data's expense. Dragon Systems shall, at its option and expense, either (i) procure for Tech Data, its Customers and End Users the

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
         right to continue to use the Product as set forth in this Agreement, or
         (ii) replace, to the extent Products are available, or modify the Product to make its use non-infringing while being capable of performing the same function without degradation of performance. If neither of the foregoing alternatives (i) or (ii) is reasonably available, Dragon Systems shall accept a return of the Products from Tech Data, at Dragon Systems's sole cost and expense, and shall refund to Tech Data the full amount of the price paid by Tech Data for said returned Products, less any price protection credits, but not including any early payment or prepayment discounts. Dragon Systems shall have no liability under this Section 6.2 for any infringement based on the use of any Product, if the Product is used in a manner or with equipment for which it was not reasonably intended. Dragon Systems's obligations under this Section 6.2 shall survive termination or expiration of this Agreement.

6.3      Indemnification.

         (a) Vendor. Dragon Systems shall be solely responsible for the design, development, supply, production and performance of the Products. Dragon Systems agrees to indemnify and hold Tech Data, its parent, affiliates and subsidiaries and their officers, directors and employees harmless from and against any and all claims, damages, costs, expenses (including, but not limited to, reasonable attorney s fees and costs) or liabilities that may result, in whole or in part, from any warranty or Product liability claim, or any claim for infringement, or for claims for violation of any of the warranties contained in this Agreement.

         (b) Tech Data. Tech Data agrees to indemnify and hold Dragon Systems, its officers, directors and employees harmless from and against any and all claims, damages, costs, expenses (including, but not limited to, reasonable attorneys' fees and costs) or liabilities that may result, in whole or in part, from Tech Data's negligence or misconduct in the distribution of the Products pursuant to this Agreement, or for representations or warranties made by Tech Data related to the Products in excess of the warranties of Dragon Systems.

6.4      Insurance.

         (a) The parties shall be responsible for providing Worker's Compensation insurance in the statutory amounts required by the applicable state laws.

         (b) Without in any way limiting Dragon Systems's indemnification obligation as set forth in this Agreement, Dragon Systems shall maintain Commercial General Liability or Comprehensive General Liability Insurance in such amounts as is reasonable and standard for the industry. Either policy form should contain the following coverages: Personal and Advertising Injury, Broad Form Property

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
         Damage, Products and Completed Operations, Contractual Liability, employees as Insured and Fire Legal Liability.

         (c) Dragon Systems will provide evidence of the existence of insurance coverages referred to in this Section 6.4 by certificates of insurance which should also provide for at least thirty (30) days notice of cancellation, non-renewal or material change of coverage to Tech Data. The certificates of insurance shall name Tech Data Product Management, Inc., its parent, affiliates and subsidiaries as an additional insured for the limited purpose of claims arising pursuant to this Agreement.

6.5 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PURSUANT TO THIS AGREEMENT FOR AMOUNTS REPRESENTING INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF THE OTHER PARTY ARISING FROM THE PERFORMANCE OR BREACH OF ANY TERMS OF THIS AGREEMENT EVEN IF SUCH PARTY HAS BEEN MADE AWARE OF THE POSSIBILITIES OF SUCH DAMAGES.

6.6      INTENTIONALLY DELETED.

6.7      INTENTIONALLY DELETED.

6.8 Vendor Reports. Dragon Systems shall, if requested, render monthly reports to Tech Data setting forth the separate Products, dollars invoiced for each Product, and total dollars invoiced to Tech Data for the month, and such other information as Tech Data may reasonably request.

6.9 Tech Data Reports. Tech Data shall, if requested, render monthly sales out reports on Tech Data s BBS system. Information provided will include: month and year sales activity occurred, internal product number (assigned by Tech Data), written description, state and zip-code of Customers location, unit cost (distributor's cost at quantity 1), quantity and extended cost (cost times quantity. Dragon Systems agrees that any such information provided by Tech Data shall be received and held by Dragon Systems in strict confidence and shall be used solely for sell through or compensation reporting information and shall not be used for purposes related to Dragon Systems's sales activities.

6.10 Trademark Usage. Tech Data is hereby authorized to use the following trademarks and trade names of Dragon Systems to be used in connection with advertising, promoting or distributing the Products: Dragon Systems, DragonDictate, Dragon PowerSecretary, and the Dragon logo. Tech Data recognizes Dragon Systems or other third parties may have rights or ownership of certain trademarks, trade names and patents associated with the Products. Tech Data will act consistent with such rights, and Tech Data shall comply with

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
         any reasonable written guidelines when provided by Dragon Systems or third parties licensing Dragon Systems related to such trademark or trade name usage. Tech Data will notify Dragon Systems of any infringement of which Tech Data has actual knowledge. Tech Data shall discontinue use of Dragon Systems's trademarks or trade names upon termination of this Agreement, except as may be necessary to sell or liquidate any Product remaining in Tech Data's inventory. Tech Data will at all times conduct its business in which it uses the trademarks of Dragon Systems in a manner consistent with the standard of quality established by written guidelines provided to Tech Data by Dragon Systems for such marks. Tech Data shall at no time register any Dragon Systems's trade names or trademarks or any mark or name confusingly similar thereto.

                     ARTICLE VII. TERMINATION OR EXPIRATION

7.1      Termination.

         (a) Termination With or Without Cause: Either party may terminate this Agreement, without cause, upon giving the other party sixty (60) days prior written notice. In the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations set forth in this Agreement, and such default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement or the applicable purchase order relating to such default as of the date specified in such notice of termination.

         (b) Termination for Insolvency or Bankruptcy Either party may immediately terminate this Agreement and any purchase orders by giving written notice to the other party in the event of (i) the liquidation or insolvency of the other party, (ii) the appointment of a receiver or similar officer for the other party, (iii) an assignment by the other party for the benefit of all or substantially all of its creditors,
         (iv) entry by the other party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a petition in bankruptcy by or against a party under any bankruptcy or debtors' law for its relief or reorganization which is not dismissed within ninety (90) days.

7.2      Rights Upon Termination or Expiration.

         (a) Termination or expiration of this Agreement shall not affect Dragon Systems's right to be paid for undisputed invoices for Products already shipped and accepted by Tech Data or Tech Data s rights to any credits or payments owed or accrued to the date of termination or expiration. Tech Data's rights to credits upon termination or expiration shall include credits

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
          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         against which Tech Data would, but for termination or expiration, be required under this Agreement to apply to future purchases.

         (b) Dragon Systems shall accept purchase orders from Tech Data for additional Products which Tech Data is contractually obligated to furnish to its Customers and does not have in its inventory upon the termination or expiration of this Agreement; provided Tech Data notifies Dragon Systems of any and all such transactions within sixty
         (60) days following the termination or expiration date.

         (c) Upon termination or expiration of this Agreement, Tech Data shall discontinue holding itself out as a distributor of the Products.

7.3 [**] Products Upon Termination or Expiration. Upon the effective date of termination or expiration of this Agreement for any reason, Dragon Systems agrees to [**] all Products in Tech Data's inventory and Products which are returned to Tech Data by its Customers within [**] days following the effective date of termination or expiration. Dragon Systems will [**]. [**] shall not be [**] any deductions or offsets for early pay or prepay discounts. Such returns shall not [**] any co-op payments or obligations owed to Tech Data. Within [**] days following the effective date of termination or expiration, Tech Data shall return to Dragon Systems [**] all Product held in Tech Data's inventory as of the effective date of termination or expiration. Additional returns shall be sent at reasonable intervals thereafter, provided all returns of Product by Tech Data under this Section 7.3 shall be shipped within [**] following the effective date of termination or expiration. Dragon Systems will issue an RMA to Tech Data for all such Products; provided, however, that Dragon Systems shall accept returned Products in accordance with this Section absent an RMA if Dragon Systems [**]. Dragon Systems shall credit any outstanding balances owed to Tech Data. If such credit exceeds amounts due from Tech Data, Dragon Systems shall remit in the form of a check to Tech Data the excess within [**] of receipt of the Product. Customized Products shall not be eligible for repurchase pursuant to this Section.

7.4 Survival of Terms. Termination or expiration of this Agreement for any reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or
         (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration. The termination or expiration of this Agreement shall not affect any of Dragon Systems's warranties, indemnification or obligations relating to returns, co-op advertising payments, credits or any other matters set forth in this Agreement that should survive termination or expiration in order to carry out their intended purpose, all of which shall survive the termination or expiration of this Agreement.


                           ARTICLE VIII. MISCELLANEOUS

8.1 Binding Nature, Assignment, and Subcontracting. This Agreement shall be binding on the parties and their respective successors and assigns. Neither party shall have the power to assign this Agreement without the prior written consent of the other party.

8.2 Counterparts, This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties.

8.3 Headings. The Article and Section headings used in this Agreement are for reference and convenience only and shall not affect the interpretation of this Agreement.

8.4 Relationship of Parties. Tech Data is performing pursuant to this Agreement only as an independent contractor. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between Tech Data and Dragon Systems. Neither party shall act or represent itself, directly or by implication, as an agent of the other party.

8.5 Confidentiality. Each party acknowledges that in the course of performance of its obligations pursuant to this Agreement, it may obtain certain information specifically marked as confidential or proprietary. Each party hereby agrees that all such information communicated to it by the other party, its parent, affiliates, subsidiaries, or Customers, whether before or after the Effective Date, shall be and was received in strict confidence, shall be used only for purposes of this Agreement, and shall not be disclosed without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond either party's reasonable control. The provisions of this Section shall survive termination or expiration of this Agreement for any reason for a period of two (2) years after said termination or expiration.

8.6 Arbitration. Any disputes arising under this Agreement shall be submitted to arbitration in accordance with such rules as the parties jointly agree. If the parties are unable to agree on arbitration procedures, arbitration shall be conducted in the city and state of the respondent party, in accordance with the

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         Commercial Arbitration Rules of the American Arbitration Association. Any such award shall be final and binding upon both parties.

8.7 Notices. Wherever one party is required or permitted to give notice to the other party pursuant to this Agreement, such notice shall be deemed given when actually delivered by hand, by telecopier (if and when immediately confirmed in writing by any of the other means provided herein ensuring acknowledgment of receipt thereof for purposes of providing notice of default or termination), via overnight courier, or when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

                  In the Case of Vendor:    In the Case of Tech Data:
                  ----------------------    -------------------------
                  Dragon Systems, Inc.      Tech Data Product Management, Inc.
                  320 Nevada Street         5350 Tech Data Drive
                  Newton, MA 02160          Clearwater, FL 34620
                  Attn: Claudia Ellermann   Attn:    Tamra Muir
                                            Vice President-Marketing Operations
                                            Contracts Administration

         Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

8.8 Force Majeure. The term "Force Majeure" shall be defined to include fires or other casualties or accidents, acts of God, severe weather conditions, strikes or labor disputes, war or other violence, or any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency.

         (a) A party whose performance is prevented, restricted or interfered with by reason of a Force Majeure condition shall be excused from such performance to the extent of such Force Majeure condition so long as such party provides the other party with prompt written notice describing the Force Majeure condition and immediately continues performance until and to the extent such causes are removed.

         (b) If, due to a Force Majeure condition, the scheduled time of delivery or performance is or will be delayed for more than ninety (90) days after the scheduled date, the party not relying upon the Force Majeure condition may terminate, without liability to the other party, any purchase order or portion thereof covering the delayed Products.

8.9 Return Material Authorization Numbers. Dragon Systems is required to issue an RMA to Tech Data within [**] business days of Tech Data's request;

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         however, if the RMA is not received by Tech Data within [**] business days, Dragon Systems shall accept returned Products absent an RMA.

8.10 Credits to Tech Data. In the event any provision of this Agreement or any other agreement between Tech Data and Dragon Systems requires that Dragon Systems grant credits to Tech Data's account, and such credits are not received within thirty (30) days, all such credits shall become effective immediately upon notice to Dragon Systems. In such event, Tech Data shall be entitled to deduct any such credits from the next monies owed to Dragon Systems. In the event credits exceed any balances owed by Tech Data to Dragon Systems, Dragon Systems shall, upon request from Tech Data, issue a check payable to Tech Data within ten (10) days of such notice. Credits owed to Tech Data shall not be reduced by early payment or prepayment discounts. Tech Data shall have the right to set off against any amounts due to Dragon Systems under this Agreement or any invoices issued by Dragon Systems related to this Agreement any and all amounts due to Tech Data from Dragon Systems, whether or not arising under this Agreement.

8.11 Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent.

8.12 Waiver. A waiver by either of the parties of any covenants, conditions or agreements to be performed by the other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

8.13 Remedies. All remedies set forth in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise, and may be enforced concurrently or from time to time.

8.14 Entire Agreement. This Agreement, including any Exhibits and documents referred to in this Agreement or attached hereto, constitutes the entire and exclusive statement of Agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein. The parties agree that unless otherwise agreed to in writing by the party intended to be bound, the terms and conditions of this Agreement shall prevail over any contrary terms in any purchase order, sales acknowledgment, confirmation or any other document issued by either party affecting the purchase or sale of Products hereunder.

8.15 Governing Law. This Agreement shall have Florida as its situs and shall be governed by and construed in accordance with the laws of the State of Florida, without reference to choice of laws. The parties agree that this Agreement excludes the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods, if otherwise applicable.

8.16     INTENTIONALLY DELETED.

         IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.


DRAGON SYSTEMS INC.                    TECH DATA PRODUCT
MANAGEMENT, INC.


By: \s\ Janet M.  Baker                By:  \s\ P.  K.  Caldwell
    -------------------------               ----------------------------------
Printed Name: Janet M.  Baker          Printed Name: Peggy K.  Caldwell
              ---------------                        -------------------------
Title: President                       Title: Senior Vice President, Marketing
       ----------------------                 --------------------------------
Date: 16 June 1997                     Date: June 26, 1997
      -----------------------                ---------------------------------

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                  SCHEDULE 5.7

                                CO-OP GUIDELINES



To increase the effectiveness of advertising and sales promotions Tech Data has developed the following advertising requirements:

HOW CO-OP IS EARNED:
- Co-op dollars will be at least [**]% of the purchases made by Tech Data, net of returns.
- Co-op dollars will be accrued on a monthly basis.

HOW CO-OP IS SPENT:
- Tech Data will obtain Vendor's prior approval for all co-op expenditures.
- Tech Data will be reimbursed for [**]% of the cost for ads or promotions that feature Vendor products.
- Co-op dollars will be used within the [**] months immediately following the month in which they are earned.

HOW CO-OP IS CLAIMED:
- Claims for co-op will be submitted to vendor within [**] days of the event date.
- Claims for co-op will be submitted with a copy of vendor prior approval and proof of performance.
- Payment must be remitted within [**] days of the claim date, or Tech Data reserves the right to deduct from the next invoice.

CO-OP REPORTING:
- Vendor will submit a monthly co-op statement outlining (i) co-op earned, (ii) co-op used and (iii) co-op claims paid.

Accepted:

\s\ Janet M.  Baker
-------------------------

Name:    Janet M.  Baker
Title:   President
Date:    16 June 1997

                                  SCHEDULE 6.2

                   PENDING LITIGATION AGAINST DRAGON SYSTEMS:


Excerpt taken from letter sent by Claudia Ellermann, Manager - Business Affairs, via fax to Juan J. Lojo, Jr. on May 21, 1997:

"We need to make you aware of a counter lawsuit the Apple has extended to Dragon, because one of Dragon's affiliates, Articulate Systems, whose product Dragon distributes (Power Secretary), had sued Apple. The counter suit claims a violation in the user interface because of the use of pull-down menus, which are of course widely used in the industry. Our lawyers assure us that we have a strong position in this, but since it has not been resolved to-date, we are making you aware of this."

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


DRAGON SYSTEMS


                                Discount Schedule


SRP Range in US$           Discount         Rebate            Prepay Discount

[**]                       [**]             [**]              [**]



















Dragon Systems Confidential          Do Not Distribute                 06/06/97
This information is believed to be accurate as of its publication date; such information is subject to change without notice. Dragon Systems is not responsible for any inadvertent errors.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


DRAGON SYSTEMS

                                   Price List

PRODUCT NAME                         DESCRIPTION                        PART NUMBER        SRP Price        Price
DragonDictate Singles -CD/VXI        Dictate  into Single App, Internet 01-030-22-01       [**]             [**]
                                     & more

DragonDictate Personal Edition -CD   10,000 active word vocabulary      01-008-22-01       [**]             [**]
ROM/VXI Microphone                   Dictate into virtually any
                                     Windows App

DragonDictate Personal Edition -     10,000 active word vocabulary      01-010-22-01       [**]             [**]
Diskettes/VXI Microphone             Dictate into virtually any
                                     Windows App

Text to Speech Option                Converts written text to Speech    01-031-22-01       [**]             [**]
Upgrade from Dragon Singles to       Upgrade allows users to dictate    01-915-21-01       [**]             [**]
Personal Edition  CD/no Microphone   into any virtually app & the
                                     ability to edit/create macros

Dragon Dictate Classic Edition -     30,000 active word vocabulary      01-020-22-01       [**]             [**]
CD Version /VXI Microphone           Dictate into virtually any
                                     Windows App

Dragon Dictate Power Edition -       60,000 active word vocabulary      01-022-22-01       [**]             [**]
CD Version /VXI Microphone           Dictate into virtually any
                                     Windows App

Power Secretary Personal Edition     Dictate into WordPerfect only      CD-04000-WP        [**]             [**]
for WordPerfect - CD ROM             32,000 Active Word Vocabulary

Power Secretary Personal Edition for Dictate into ClarisWorks only      CD-04001-CW        [**]             [**]
ClarisWorks - CD ROM                 32,000 Active Word Vocabulary

Power Secretary Personal Edition for Dictate into MS Word only          CD-04002-MW        [**]             [**]
MS Word - CD ROM                     32,000 Active Word Vocabulary

Power Secretary Personal Edition for Dictate FileMaker Pro into only    CD-04003-FM        [**]             [**]
FileMaker Pro - CD ROM               32,000 Active Word Vocabulary

Power Secretary Power Edition        Dictate into many Macintosh        CD-05000-PS        [**]             [**]
CD ROM                               Applications 60,000 Active
                                     Word Vocabulary

Power Secretary MED Edition          Dictate into many Macintosh        CD-08000-MD        [**]             [**]
CD ROM                               Applications 60,000 Active
                                     Word Vocabulary; Medical Terms



Dragon Systems Confidential            Do Not Distribute            06/06/97

This information is believed to be accurate as of its publication date; such information is subject to change without notice. Dragon Systems is not responsible for any inadvertent errors.

                               MODIFICATION to the
                         SOFTWARE DISTRIBUTION AGREEMENT
      BETWEEN TECH DATA PRODUCT MANAGEMENT, INC., AND DRAGON SYSTEMS, INC.


This Modification Agreement (the "Agreement"), effective as of the 26 day of June, 1997 (the "Effective Date"), is between Tech Data Product Management, Inc., a Florida corporation ("Tech Data") and Dragon Systems, Inc., a Delaware corporation ("Dragon Systems").

                                    RECITALS

A. Tech Data and Dragon Systems entered into a Software Distribution Agreement dated June 26, 1997, (the "Original Agreement"), pursuant to which Tech Data acts as a distributor of Dragon Systems products.

B. Tech Data and Dragon Systems desire to modify certain terms in the Original Agreement in accordance with this Agreement.

C. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed thereto in the Original Agreement.

NOW THEREFORE, in consideration of mutual promises herein contained and other good and valuable consideration, Tech Data and Dragon Systems hereby agree as follows:

1. Modification. The Original Agreement is hereby modified and amended as stated in this section.

         (a) Section 3.2 of the Original Agreement is hereby revised in its entirety to read as follows:

                           Title and Risk of Loss. FOB Dragon Systems warehouse. Title and risk of loss or damage to Products shall pass to Tech Data at the time the Product are delivered to the common carrier. Dragon Systems and Tech Data agree that no title or ownership of the proprietary rights to any software code is transferred by virtue of this Agreement notwithstanding the use of terms such as "purchase", "sale" or the like within this Agreement. Dragon Systems retains all ownership rights and title to any software code within the Products.

         (b) Section 5.2 of the Original Agreement is hereby revised in its entirety to read as follows:

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         Payment. Except as otherwise set forth in this Agreement, any undisputed sum due to Dragon Systems pursuant to this Agreement shall be payable as follows: [**], net sixty (60) days after the invoice receipt. Dragon Systems shall invoice Tech Data no earlier than the applicable shipping date for the Products covered by such invoice. Products which are shipped from outside the United States, shall not be invoiced to Tech Data prior to the Products being placed on a common carrier within the United States for final delivery to Tech Data. The due date for payment shall be extended during any time the parties have a bona fide dispute concerning such payment.

2. Ratification. Except as expressly modified herein, the parties hereby ratify and affirm all terms and conditions of the Original Agreement, which terms and conditions remain in full force and effect as originally agreed to by the parties unless otherwise modified or amended in a signed writing.

IN WITNESS WHEREOF, each party has signed this Agreement on the day and year written above effective as of the Effective Date.


DRAGON SYSTEMS, INC.                TECH DATA PRODUCT MANAGEMENT, INC.
a Delaware corporation              a Florida corporation


By:  \s\ Diane M.  Hudson           By: \s\ P.  K.  Caldwell
     -------------------------          --------------------------------

Printed Name: Diane M.  Hudson      Printed Name: Peggy K.  Caldwell
     -------------------------          --------------------------------
Title: Vice President - Finance     Title: Senior Vice President, Marketing
     -------------------------          --------------------------------
Date:  5/7/98                       Date: 5/11/98
     -------------------------          --------------------------------